2006 OUTLOOK

Jeffrey M. Peek

Chairman and Chief Executive Officer

What You Have Heard Today

Vision &

Strategy

Sales & Marketing

Business Execution

Risk Management & Capital Discipline

Trade
Finance

Transportation
Finance

Corporate
Finance

Vendor
Finance

Consumer /
SBL

Targets

16.4%

27%

YTD 2005

Updated

Initial

15%

Mid-teens

16%+

ROTE

20%+

EPS growth

Exceeding Our 2005 Targets

*Assumes consistent treatment of option expense

2006 Earnings Guidance

Target

15%

Mid-teens

ROE

EPS Growth*

Execution of our Strategy Will
Drive 2006 Results

Trade Finance, Vendor Finance, Corporate Finance
initiatives critical to success

Invest in Energy, Advisory and Technology

Grow sales force from 1,275 to 1,575

Increase pipeline visibility through Salesforce.com

Leverage strategic account program

Pursue next round of expense opportunities, including
offshoring and further platform consolidation

Invest in technology

Expand analytics, syndication and hedging

Maintain historic discipline (no compromise for growth)

Further diversify funding including brokered deposits
through CIT Bank

Implement risk-based capital allocation at customer level

Sector
Alignment

Client

Focus

Productivity
Management

Credit and
Risk Management

Capital
Discipline

build to script

Looking Ahead

EPS Growth 15%+ / ROE 16-18%

The leading global finance company for the middle market

Trade
Finance

Maintain #1 position
in U.S. market

Leadership in
attractive non-
traditional segments

Build international
platform

Transportation

Finance

Leadership position
(top 3 player)

The most modern
fleet

Participation in
emerging air markets
(Asia and India)

Increasing
penetration of non-
spread products

Corporate
Finance

Partner of choice for
middle market
companies

A leader in each
target customer-
focused market

Increasing
penetration of non-
spread revenue

Vendor
Finance

The #1 global provider
of vendor finance

Increasing penetration
of current partners
within and across
geographies

Scale global back-
office platforms

Consumer/

SBL

#1 provider of sub-
prime home lending
with targeted brokers

The #1 SBA lender in
U.S.

Leader in student
lending (top 5 player)

Continued provider of
growth and earnings
diversification

build to
script